                                        EXHIBIT 4


                          RADYNE CORP.

      AMENDMENT NO. 1 TO 1996 INCENTIVE STOCK OPTION PLAN


          WHEREAS Radyne Corp., a New York corporation (the
"Company"), considers it desirable and in its best interests that employees of the Company and its subsidiaries be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of
Directors (the "Board") adopted its 1996 Incentive Stock Option
Plan (the "Plan");

          WHEREAS the Company has granted certain options (the
"Outstanding Options") to its employees pursuant to the Plan;

          WHEREAS the Company has determined that, in the case of "Milestone Options" (as defined in the Plan), the vesting provisions should be simplified and that, in the case of options other than Milestone Options, the period in which an option must be held prior to vesting should be reduced;

          WHEREAS the Company recently has acquired a new subsidiary, Comstream Holdings, Inc. and its wholly owned subsidiaries (collectively, "Comstream"), and the number of shares of common stock of the Company ("Common Stock") available for issuance to Comstream employees (and to other employees of the Company or its subsidiaries) under the Plan is insufficient to provide such employees with an adequate proprietary interest in the Company;

          NOW, THEREFORE, the Plan is amended as follows:
1. The number of shares of Common Stock with respect to which options under the Plan may be granted shall be increased by 900,000 (subject to adjustment as provided in Section

14 of the Plan);

     2. Each agreement evidencing Outstanding Options that are Milestone Options shall, if the holder consents, be amended and restated substantially in accordance with Appendix 1 hereto, in the case of holders other than Robert C. Fitting and Steven W. Eymann, and substantially in accordance with Appendix 2 hereto, in the ase of Robert C. Fitting and Steven W. Eymann;

     3. Each agreement evidencing Outstanding Options other than Milestone Options shall be amended and restated substantially in accordance with Appendix 3 hereto;

     4. All options granted under the Plan on or after the effective date of this Amendment shall be substantially in the form of Appendix 4 hereto, PROVIDED, HOWEVER, that the Board of Directors of the Company (the "Board") shall have the authority to make such changes thereto (other than changes in violation of the Plan, as modified hereby) as it deems necessary in its sole discretion;

     5. All shares of Common Stock available for issuance pursuant to the Plan (other than pursuant to Outstanding Options) shall be available for issuance pursuant to options described in the preceding paragraph;

     6. If any person to whom an option has been granted shall die (i) during the period of his employment by the Company or a parent or subsidiary thereof or within three (3) months after the termination of such employment and (ii) holding an option which has not been fully exercised, his estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of such person may, at any time during the six (6) month period (or such longer period as the Board may in its discretion provide in the agreement evidencing such option) after the date of such death (but in no event after the option has expired under the provisions of Section 7 of the Plan), exercise the option with respect to the unexercised balance of the shares subject to the option to the extent, and only to the extent, the decedent could have exercised the option immediately before death;

     7. The Company shall provide a copy of its then-current audited financial statements to each person to whom an option has been granted pursuant to the Plan, at least annually, while such option remains outstanding;

     8. Notwithstanding any other provision of the Plan, any agreement evidencing the grant of an option pursuant thereto shall provide for the right to exercise at the rate of at least 20% per year over 5 years from the date of grant, subject to such reasonable conditions (E.G., continued employment) as the Board, in its discretion, shall determine;

     9. This Amendment shall be of no force or effect unless approved, by a majority vote of the shareholders of the Company, within 12 months following the date set forth in the succeeding paragraph; and

    10.  This Amendment shall be considered effective as of October 6, 1998.

                                                  APPENDIX 1

           AMENDED AND RESTATED STOCK OPTION AGREEMENT

          AGREEMENT made as of [NOVEMBER __, 1998], between Radyne Corp., a New York corporation (hereinafter called the
"Company"), and ___________________ (hereinafter called
"Employee").

          WHEREAS the Company considers it desirable and in its best interest that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of Directors (the "Board") adopted its 1996 Incentive Stock Option Plan (the "Original Plan") and on November 13, 1996 determined to grant Employee a certain option (the "Original Option") intended to constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code");

          WHEREAS in connection with the issuance of the Original Option, the Company determined that the fair market value of its common stock as of the date thereof, after giving effect to a 5-for-1 reverse split (which became effective on January 9, 1997), was $2.50 per share;

          WHEREAS as of October 6, 1998, the Board amended its 1996 Incentive Stock Option Plan (the "Amended Plan"); and

          WHEREAS as of [NOVEMBER __, 1998], the Company and Employee have agreed that the Original Option shall be amended and restated as provided herein (the "Amended Option"), and that such Amended Option shall constitute an incentive stock option within the meaning of Section 422 of the Code;

          NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

          1. GRANT OF OPTION. The Company hereby grants to Employee the right, privilege, and option to purchase ______ shares of its common stock, par value $0.002 per share (the "Optioned Shares") at $2.50 per share in the manner and subject to the conditions hereinafter provided.

          2. TIME OF EXERCISE; REQUIREMENT OF SHAREHOLDER APPROVAL. The option granted hereunder may be exercised (and the Original Option shall be considered amended and restated as provided herein) only after the shareholders of the Company have approved the Amended Plan. Subject to the foregoing requirement and to Paragraph 6 hereof, this Amended Option shall be exercisable from and after the date hereof.

          3. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          4. TERMINATION OF OPTION. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

               (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Amended Plan) is terminated; or

               (b) November 13, 2006 (the tenth anniversary of the date of the Original Option).

          5.   DEATH, DISABILITY OR RETIREMENT.  Notwithstanding
Paragraph 4(a) hereof, but in all events subject to Paragraph
4(b) hereof:

               (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or
(ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

               (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) on a date as of which the option has not been fully exercised, Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

               (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent and only such extent, as Employee could have exercised the option immediately before such retirement.

          6. $100,000 ANNUAL LIMIT. In no instance shall incentive stock options granted to Employee under the Original Plan or the Amended Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted, and treating this Amended Option as granted on November 13, 1996) become exercisable for the first time during any single calendar year. Subject to Paragraph 4(b) hereof, to the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year and the remaining options shall become exercisable as of the first day of the succeeding calendar year, subject again to this Paragraph 6. In applying this paragraph, options shall become exercisable in the order in which they were granted (treating this Amended Option as granted on November 13, 1996).

          7. CHANGE IN STOCK AND ADJUSTMENTS. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company of shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5-for-1 reverse split of the Company's common stock (which became effective on January 9, 1997).

          8. RIGHTS PRIOR TO EXERCISE OF OPTION. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

          9. TAX OBLIGATIONS. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

          10. CASH BONUS. Upon any exercise of the option evidenced hereby on the terms hereof and payment by Employee of the option price in accordance with Paragraph 3 hereof (subject to this Paragraph
10), the Company shall grant Employee a cash bonus equal to $1.719 for each share of common stock acquired pursuant to such exercise (subject to adjustment pursuant to Paragraph 7 hereof). Such bonus shall be paid by offset against the amount otherwise payable by Employee under Paragraph 3.

          11. TENURE. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

          12. LIQUIDITY. If, as of the "Liquidity Date" (as defined below) with respect to any Optioned Shares, Stetsys US, Inc. (and/or any other entity which controls, is controlled by or is under common control with Stetsys US, Inc.) is the beneficial owner of more than 80% of the Company's outstanding common stock, Employee shall have the right to require the Company to purchase from Employee any or all of such Optioned Shares acquired by Employee hereunder. For purposes of the above 80% test, there shall be treated as outstanding all shares of common stock which are subject to employee stock options issued by the Company, to the extent that such options are exercisable as of the Liquidity Date. Employee shall exercise that right by written notice to the Company of the number of shares which he desires to sell no later than the last day of the second calendar quarter succeeding the Liquidity Date (the "Valuation Date") with respect to such shares.

          The price at which the Company shall purchase such shares shall be determined as of the end of the Valuation Date by an independent consultant which is mutually acceptable to the Company and the holders of a majority of the shares as to which such notices have been given on or before the Valuation Date by Employee and other optionees under the Original Plan and the Amended Plan. In the event that the Company and the optionees shall not agree upon the identity of such consultant within 30 days after the Valuation Date, the price shall be determined by a nationally recognized investment banking firm selected by the Board within 45 days after the Valuation Date. The closing of the purchase shall occur at the principal office of the Company no later than 30 days after such consultant or firm shall have reported its determination of the price to the Company and the optionees.

          For purposes of this Paragraph 12, the "Liquidity Date" as to any Optioned Shares shall be the later of (a) December 31, 1999, and (b) the "Milestone Date" with respect to such Optioned Shares. For this purpose, on the date on which the Board in its good faith judgment, or the Company's independent auditing firm, determines (i) that the Company's earnings before interest and taxes, determined in accordance with generally accepted accounting principles consistently applied (but without deduction of any cash bonus paid or payable pursuant to Paragraph 10 hereof or any other stock option agreement of even date with the Original Option), for a period composed of four successive calendar quarters ending no later than June 30, 2001 ("4-Quarter EBIT"), has exceeded $1,000,000, the Milestone Date shall be considered reached as to one-third (1/3) of the Optioned Shares,
(ii) that 4-Quarter EBIT has exceeded $2,500,000, the Milestone Date shall considered reached with respect to an additional one-third (1/3) of the Optioned Shares, and (ii) that 4-Quarter EBIT has exceeded $6,000,000, the Milestone Date shall be considered reached as to the remaining one-third (1/3) of the Optioned Shares.


          13. OTHER TERMS AND CONDITIONS. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, becomes known outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Amended Plan and such other terms and conditions as may be imposed by the Board.

          14. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.


          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.


                              Radyne Corp.

                              By
                                ---------------------------------
                                 Robert C. Fitting, its President


                                -------------------------------
                                        , Employee

                                                  APPENDIX 2



           AMENDED AND RESTATED STOCK OPTION AGREEMENT


          AGREEMENT made as of [_________ __, 1998], between Radyne Corp., a New York corporation (hereinafter called the
"Company"), and [ROBERT C. FITTING OR STEVEN W. EYMANN]
(hereinafter called "Employee").

          WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of Directors (the "Board") adopted its 1996 Incentive Stock Option Plan (the "Original Plan") and on November 13, 1996 determined to grant Employee a certain option (the "Original Option") intended to constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), except to the extent set forth in Paragraph 6 thereof;

          WHEREAS in connection with the issuance of the Original Option, the Company determined that the fair market value of its common stock as of the date thereof, after giving effect to a 5-for-1 reverse split (which became effective on January 9, 1997), was $2.50 per share;

          WHEREAS as of October 6, 1998, the Board amended its 1996 Incentive Stock Option Plan (the "Amended Plan"); and

          WHEREAS as of [_________ __, 1998], the Company and Employee have agreed that the Original Option shall be amended and restated as provided herein (the "Amended Option"), and that such Amended Option shall constitute an incentive stock option within the meaning of Section 422 of the Code, except to the extent set forth in Paragraph 6 hereof;

          NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

          1. GRANT OF OPTION. The Company hereby grants to Employee the right, privilege, and option to purchase 215,085 shares of its common stock, par value $0.002 per share (the "Optioned Shares") at $2.50 per share in the manner and subject to the conditions hereinafter provided.


          2. REQUIREMENT OF SHAREHOLDER APPROVAL. The option granted hereunder may be exercised (and the Original Option shall be considered amended and restated as provided herein) only after the shareholders of the Company have approved the Amended Plan and, thereafter, only in accordance with the vesting schedule set forth in Paragraph 13 hereof.

          3. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          4. TERMINATION OF OPTION. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

               (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Amended Plan) is terminated; or

               (b) November 13, 2006 (the tenth anniversary of the date of the Original Option).

          5.   DEATH, DISABILITY OR RETIREMENT.  Notwithstanding
Paragraph 4(a) hereof, but in all events subject to Paragraph
4(b) hereof:

               (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or
(ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

               (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) on a date as of which the option has not been fully exercised Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

               (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

          6. $100,000 ANNUAL LIMIT. In no instance shall incentive stock options granted to Employee under the Original Plan or the Amended Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted, and treating this Amended Option as granted on November 13, 1996) become exercisable for the first time during any single calendar year. To the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, incentive stock options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year, and the remaining options are hereby designated as not constituting incentive stock options and shall nevertheless become exercisable at the same time. In applying this paragraph, options shall become exercisable in the order in which they were granted (treating this Amended Option as granted on November 13, 1996).

          7. CHANGE IN STOCK AND ADJUSTMENTS. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company`shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5 for 1 reverse split of the Company's common stock (which became effective on January 9, 1997).

          8. RIGHTS PRIOR TO EXERCISE OF OPTION. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

          9. TAX OBLIGATIONS. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

          10. CASH BONUS. Upon any exercise of the option evidenced hereby on the terms hereof and payment by Employee of the option price in accordance with Paragraph 3 hereof (subject to this Paragraph 10), the Company shall grant Employee a cash bonus equal to $1.719 for each share of common stock acquired pursuant to such exercise (subject to adjustment pursuant to Paragraph 7 hereof). Such bonus shall be paid by offset against the amount otherwise payable by Employee under Paragraph 3.

          11. TENURE. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

          12. LIQUIDITY. If, as of the "Liquidity Date" (as defined below) with respect to any Optioned Shares of the Company, Stetsys US, Inc. (and/or any other entity which controls, is controlled by or is under common control with Stetsys US, Inc.) is the beneficial owner of more than 80% of the Company's outstanding common stock, Employee shall have the right to require the Company to purchase from Employee any or all of such Optioned Shares acquired by Employee hereunder. For purposes of the above 80% test, there shall be treated as outstanding all shares of common stock which are subject to employee stock options issued by the Company, to the extent that such options are exercisable as of the Liquidity Date. Employee shall exercise that right by written notice to the Company of the number of shares which he desires to sell no later than the last day of the second calendar quarter succeeding the Liquidity Date (the "Valuation Date") with respect to such shares.

          The price at which the Company shall purchase such shares shall be determined as of the end of the Valuation Date by an independent consultant which is mutually acceptable to the Company and the holders of a majority of the shares as to which such notices have been given on or before the Valuation Date by Employee and other optionees under the Original Plan and/or the Amended Plan. In the event that the Company and the optionees shall not agree upon the identity of such consultant within 30 days after the Valuation Date, the price shall be determined by a nationally recognized investment banking firm selected by the Board within 45 days after the Valuation Date. The closing of the purchase shall occur at the principal office of the Company no later than 30 days after such consultant or firm shall have reported its determination of the price to the Company and the optionees.

          For purposes of this Paragraph 12, the "Liquidity Date" as to any Optioned Shares shall be the later of (a) December 31, 1999, (b) the last day of any calendar quarter as of which all the option evidenced hereby becomes exercisable with respect to such Optioned Shares, and (c) the "Milestone Date" with respect to such Optioned Shares. For this purpose, on the date on which the Board in its good faith judgment, or the Company's independent auditing firm, determines (i) that the Company's earnings before interest and taxes, determined in accordance with generally accepted accounting principles consistently applied (but without deduction of any cash bonus paid or payable pursuant to Paragraph 10 hereof or any other stock option agreement of even date herewith), for a period composed of four successive calendar quarters ending no later than June 30, 2001 ("4-Quarter EBIT"), has exceeded $1,000,000, the Milestone Date shall be considered reached as to one-third (1/3) of the Optioned Shares, (ii) that 4-Quarter EBIT has exceeded $2,500,000, the Milestone Date shall considered reached with respect to an additional one-third (1/3) of the Optioned Shares, and (ii) that 4-Quarter EBIT has exceeded $6,000,000, the Milestone Date shall be considered reached as to the remaining one-third (1/3) of the Optioned Shares.

          13.  VESTING.  Subject to Paragraph 2 hereof, this
Amended Option shall be exercisable as follows:

               (a) as to 175,085 shares, from and after the date hereof; and

               (b)  as to 40,000 shares, from and after January
                    4, 1999.

          14.  NONCOMPETE COVENANT.   Employee covenants and
agrees that he will not, directly or indirectly, for the period commencing on the date hereof and terminating two (2) years following the termination of the Employee's employment with the Company (the "Restricted Period") do business with any entity which at any time during the Restricted Period is a customer or prospective customer of the Company by: (i) engaging in the business of designing, manufacturing or selling products used for the transmission and reception of data over satellite communication networks (the "Business") for the Employee's own account, or (ii) becoming interested in any person or entity (other than the Company or any subsidiary or parent thereof) engaged in the Business, as a partner, shareholder, manager or principal; provided, however, that notwithstanding the above, Employee may own, directly or indirectly, solely as an investment, securities of any such entity which are traded on any national securities exchange or NASDAQ if the Employee (A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own two and one-half percent (2 1/2%) or more of any class of securities of such entity. This Paragraph 14 shall be of no force or effect
(i) if the Company's shareholders do not approve the Amended Plan, (ii) at any time after Involuntary Termination, or (iii) if Employee exercises none of the options granted hereunder.

          For purposes of this Agreement, "Involuntary
Termination" means termination of Employee's employment by the Company (i) which is the result of his death or permanent and total disability (as defined in Section 22(e)(3) of the Code) or
(ii) which is neither voluntary nor Termination For Cause (as defined below). For purposes of this Agreement, "Termination For Cause" means termination upon written notice from the Company, if Employee (a) engages in willful neglect of, or gross negligence concerning, his duties, or willful misconduct in the performance of his duties, in either such instance so as to cause harm to the Company, (b) is proven to have committed fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, (c) is convicted of any crime which involves moral turpitude, or (d) materially breaches any of the terms of this Agreement if such breach has caused or will cause actual harm to the Company and Employee shall have failed to cure his performance within thirty (30) days after written notice by the Company.

          15. OTHER TERMS AND CONDITIONS. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Amended Plan and such other terms and conditions as may be imposed by the Board.

          16. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                              Radyne Corp.

                              By
---------------------------     ---------------------------

                                             APPENDIX 3


           AMENDED AND RESTATED STOCK OPTION AGREEMENT


          AGREEMENT made as of [NOVEMBER __, 1998], between Radyne Corp., a New York corporation (hereinafter called the
"Company"), and
(hereinafter called "Employee").

          WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of Directors (the "Board") adopted its 1996 Incentive Stock Option
Plan (the "Original Plan") and on                          ,
  , determined to grant Employee a certain option (the "Original Option") intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS in connection with the issuance of the Original Option, the Company determined that the fair market value of its common stock as of the date thereof, after giving effect to a 5-for-1 reverse split (which became effective on January 9, 1997), was [STATE PRICE] per share;

          WHEREAS as of October 6, 1998, the Board amended its 1996 Incentive Stock Option Plan (the "Amended Plan"); and

          WHEREAS as of [NOVEMBER __, 1998], the Company has determined that the Original Option shall be amended and restated as provided herein (the "Amended Option"), and that such Amended Option shall constitute an incentive stock option within the meaning of Section 422 of the Code;

          NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

          1. GRANT OF OPTION. The Company hereby grants to Employee the right, privilege, and option to purchase ______ shares of its common stock, par value $0.002 per share (the "Optioned Shares") at [STATE PRICE] per share in the manner and subject to the conditions hereinafter provided.

          2. TIME OF EXERCISE OF OPTION. Except as otherwise provided in this Agreement or in the Plan, the option granted hereunder may be exercised (and the Original Option shall be considered amended and restated as provided herein) only after the shareholders of the Company have approved the Amended Plan and then only in accordance with the following schedule: the option shall be exercisable as to 25% of the Optioned Shares from and after the date hereof and as to an additional 25% from and after the later of the date hereof or each of the first, second and third anniversaries of the date of the Original Option.

          3. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          4. TERMINATION OF OPTION. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

               (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Amended Plan) is terminated; or

               (b) November 13, 2006 (the tenth anniversary of the date of the Original Option).

          5.   DEATH, DISABILITY OR RETIREMENT.  Notwithstanding
Paragraph 4(a) hereof, but in all events subject to Paragraph
4(b) hereof:

               (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or
(ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

               (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) on a date as of which the option has not been fully exercised Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

               (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

          6. $100,000 ANNUAL LIMIT. In no instance shall incentive stock options granted to Employee under the Original Plan or the Amended Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted, and treating this Amended Option as granted on November 13, 2006) become exercisable for the first time during any single calendar year. Subject to Paragraph 4(b) hereof, to the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year and the remaining options shall become exercisable as of the first day of the succeeding calendar year, subject again to this Paragraph 6. In applying this paragraph, options shall become exercisable in the order in which they were granted (treating this Amended Option as granted on November 13, 1996).

          7. CHANGE IN STOCK AND ADJUSTMENTS. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company`shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5 for 1 reverse split of the Company's common stock (which became effective on January 9, 1997).

          8. RIGHTS PRIOR TO EXERCISE OF OPTION. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.
          9. TAX OBLIGATIONS. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

          10. TENURE. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

          11. OTHER TERMS AND CONDITIONS. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

          12. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                              Radyne Corp.


                              By
                                ---------------------------
                              , its


                              -----------------------------
                              Employee

                                             APPENDIX 4

                      STOCK OPTION AGREEMENT


          AGREEMENT made as of                    ,      ,
between Radyne Corp., a New York corporation (hereinafter called the "Company"), and
(hereinafter called "Employee").

          WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of
Directors (the "Board") adopted its 1996 Incentive Stock Option
Plan (as in effect prior to the amendment described below, the "Original Plan");

          WHEREAS on October 6, 1998, the Board amended its 1996
Incentive Stock Option Plan (as so amended and restated, the "Amended Plan");

          WHEREAS on         ,    ,      , the Board determined
to grant the option evidenced hereby, which is intended to constitute an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the
"Code");

          WHEREAS the Company determined that the fair market value of its common stock as of the date hereof is [STATE PRICE] per share; and

          NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

          1. GRANT OF OPTION. The Company hereby grants to Employee the right, privilege, and option (the "Option") to
purchase        shares of its common stock, par value $0.002 per
share (the "Optioned Shares") at [STATE PRICE] per share in the manner and subject to the conditions hereinafter provided.

          2. TIME OF EXERCISE OF OPTION. Except as otherwise provided in this Agreement or in the Plan, the option granted hereunder may be exercised only after the shareholders of the Company have approved the Amended Plan and then only in accordance with the following schedule: the option shall be exercisable as to 25% of the Optioned Shares from and after the date hereof and as to an additional 25% from and after each of the first, second and third anniversaries of the date hereof.

          3. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          4. TERMINATION OF OPTION. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

               (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Amended Plan) is terminated; or

               (b) the tenth anniversary of the date of this Agreement.

          5.   DEATH, DISABILITY OR RETIREMENT.   Notwithstanding
Paragraph 4(a) hereof, but in all events subject to Paragraph
4(b) hereof:

               (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or
(ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

               (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) on a date as of which the option has not been fully exercised Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

               (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

          6. $100,000 ANNUAL LIMIT. In no instance shall incentive stock options granted to Employee under the Original Plan or the Amended Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year. Subject to Paragraph 4(b) hereof, to the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year and the remaining options shall become exercisable as of the first day of the succeeding calendar year, subject again to this Paragraph 6. In applying this paragraph, options shall become exercisable in the order in which they were granted.

          7. CHANGE IN STOCK AND ADJUSTMENTS. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company`shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares.

          8. RIGHTS PRIOR TO EXERCISE OF OPTION. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.
          9. TAX OBLIGATIONS. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

          10. TENURE. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

          11. OTHER TERMS AND CONDITIONS. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

          12. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.


                              Radyne Corp.


                              By
                                 ---------------------------,
                                         its


                              ---------------------------
                                   , Employee